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                                                                   EXHIBIT 10.17



                             FORTIS INVESTMENT PLAN
                                  PLAN DOCUMENT

1. Purpose of the Plan. This plan shall be known as the Fortis Investment Plan. The purpose of the Plan is to provide the benefits of an option plan in order to attract and retain the highest quality employees for positions of substantial responsibility and to provide additional incentives to designated officers, directors and employees of Fortis, Inc. and its subsidiaries and affiliates, thereby promoting the continued success of the Company.

2.    Definitions. As used herein, the following definition shall apply:

      (a) "Administrator" shall mean the Board, or the person or persons appointed by the Board to serve under paragraph 16, below.

      (b) "Award Date" shall mean the effective date of the Participant's Option Agreement, which, in the event of a Substitution, shall be the effective date of the new Option granted pursuant to the Substitution.

      (c)   "Board" shall mean the Board of Directors of Fortis, Inc.

      (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "Company" shall mean Fortis, Inc. and its subsidiaries and affiliates.

      (f) "Eligible Compensation" shall mean compensation that an Employee or Director could agree to exchange for Options under this Plan. For an Employee, "Eligible Compensation" shall include (i) base pay, (ii) short term cash incentives, (iii) amounts payable under the Fortis Appreciation Incentive Rights (FAIR) Plan, (iv) cash payments under a change in control severance agreement, (v) other severance payments, (vi) other cash compensation payments, (vii) amounts payable under the Fortis Executive Pension and Executive 401(k) Plan, and (viii) accrued but unused vacation pay. A Participant who wishes to exchange Eligible Compensation for Options under the Plan must elect to do so by notifying the Committee in writing no less than six months prior to the start of the year in which the Eligible Compensation may be paid to the Participant.

            Notwithstanding the foregoing, Eligible Compensation shall not include (x) any amounts payable as a lump sum later than the 90th day following the Participant's Termination of Employment; or (y) any amounts payable in installments following the Participant's Termination of Employment.

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      (g)   "Director" shall mean a member of the Board.

      (h) "Disability" shall mean shall mean entitlement to income disability benefits as determined under the Company's then current long term disability plan.

      (i) "Employee" shall mean 1) any employee of the Company or 2) member of the Board.

      (j) "Fair Market Value" on any day of reference shall be the closing price of a Share on such date, unless the Administrator, in its sole discretion shall determine otherwise in a fair and uniform manner.

            For this purpose, the closing price of the Share on any business day shall be (i) if the Share is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Share on such exchange, as reported in any newspaper of general circulation, (ii) if the Share is not listed or admitted for trading on any United States national securities exchange, the average of the high and low sale prices of the Share for such day reported on The Nasdaq SmallCap Market or a comparable consolidated transaction reporting system, or if no sales are reported for such day, such average for the most recent business day within five business days before such day which sales are reported, or (iii) if neither clause (i) nor (ii) is applicable, the average between the lowest bid and highest asked quotations for the Share on such day as reported by The Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for the Share on at least 5 of the 10 preceding business days.

      (k) "Option" shall mean an option granted pursuant to this Plan to purchase one or more Shares. The types of options that may be granted pursuant to this Plan are

            (i) Taxed Non Benefit Eligible Options. ("Taxed NBE Options"). These are Options that (A) have previously been included in the Participant's FICA wages; and (B) are not treated as compensation for purposes of determining other employee benefits provided by the Company.

            (ii) Benefit Eligible Options ("BE Options"). These are Options that
            (A) have not been included in the Participant's FICA wages, and (B) in the year granted, were treated as compensation for purposes of determining other employee benefits provided by the Company.

            (iii) Non Benefit Eligible Options ("NBE Options"). These are
            Options


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            that (A) have not been included in the Participant's FICA wages, and
            (B) are not treated as compensation for purposes of determining other employee benefits provided by the Company.

      (l) "Option Agreement" means the written agreement evidencing the award of an Option under the Plan.

      (m) "Participant" shall mean any Employee who receives an Option under the Plan, as evidenced by an Option Agreement entered into between such Employee and Fortis, Inc.

      (n) "Plan" shall mean the Fortis Investment Plan, as amended from time to time.

      (o) "Retirement" shall mean normal retirement as defined in the Company's then current tax qualified deferred benefit pension plan, or, if there is no such retirement plan, "Retirement" shall mean voluntary termination of employment after age 55 with ten or more years service.

      (p) "Shares" shall mean the shares of mutual funds, shares of common or preferred stock of a corporation listed or reported on a national securities exchange or quotation system, or shares of a regulated investment company, as designated and amended by the Administrator and referenced in Appendix A. Shares may include stock or other equity interest or bonds in Fortis, Inc. or any company related to Fortis, Inc. if so permitted by the Board. Shares do not include units of any money market funds or other cash equivalents. Shares subject to purchase pursuant to any Option shall also include any earnings and appreciation on such shares subsequent to the Award Date.

            If a Participant does not select a specific share, the share subject to the Option shall be the share selected by the Administrator.

      (q) "Substitution" shall mean all exchanges of shares made within a single day.

      (r) "Termination of Employment" shall mean an Employee's termination of employment with the Company by reason of Retirement, resignation, discharge, death, Disability or other termination. The Administrator may, in its discretion, determine whether any leave or other absence from service constitutes a Termination of Employment for purposes of the Plan. In the case of a Director, "Termination of Employment" shall mean that the Director has ceased to serve as a member of the Board.



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3.    Term of Plan. The Plan shall become effective on the date it is adopted by the Board and shall continue in effect as amended from time to time until terminated pursuant to paragraph 18.

4. Shares Subject to the Plan. The aggregate number and type of Shares subject to Options will be fully described in each Option Agreement.

5. Eligibility. Employees and Directors who are designated as eligible and selected for inclusion in the Plan by the Administrator may receive Options under the Plan.

6. Grant of Options. The Administrator shall determine the number of Shares to be offered from time to time pursuant to Options granted under the Plan. The grant of Options shall be evidenced by a written Option Agreement containing such terms and provisions as are approved by the Administrator, including, but not limited to, the following information, which shall be included on an Appendix to the Option Agreement: (i) the Award Date for the Options; (ii) the Shares subject to the Options; (iii) the Fair Market Value of the Shares subject to the Option; (iv) the net value of the Options; (v) the type of Options that are issued, i.e., Taxed NBE Options, BE Options, or NBE Options; and (vi) such other information as the Administrator deems appropriate. The Administrator shall execute an initial Option Agreement on behalf of the Company. From time to time, the Administrator or a third party designated by the Administrator shall issue an updated Appendix to the Option Agreement, and such updated Appendix shall supersede any prior Appendix to the Option Agreement.

7. Time of Grant of Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Administrator awards the Option, as evidenced by an Appendix to the Option Agreement.

8.    Option Price. The exercise price for each Option shall be the greater of
      (i) twenty five percent (25%) of the Fair Market Value, as of the Award Date, of the Shares underlying the Option; or (ii) fifty percent (50%) of the Fair Market Value, as of the date the Option is exercised, of the Shares underlying the Option.

9. Exercise. Except as otherwise provided in an Option Agreement, all Options granted under the Plan shall be vested at grant and therefore may be exercisable immediately.

      Options shall be exercised in the minimum amount of one thousand dollars ($1,000) of the Fair Market Value of Shares underlying the Options (or, if the Fair Market Value of the Shares underlying all outstanding Options is less than $1,000, the Option must be exercised in its entirety) at any time during the period beginning from the date of the grant as determined by the Option Agreement and ending on the date specified in the Option Agreement. The Participant will be allowed to exercise all or part of his Option(s) twice per calendar year, with all reasonable distribution fees paid by the Company. Additional distributions will


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      need the written approval of the Administrator, in its sole discretion, and the Participant may be required to pay all associated fees.

      If cash dividends are paid on the Shares subject to an Option, such dividend will be reinvested in Shares of the same kind. Earnings, including dividends, shall be attributed proportionally to the Shares subject to the Option and will be purchased when the underlying award is exercised. For example, if an original grant of an Option to purchase 500 Shares (after the payment of the exercise price) generates from reinvested dividends 100 additional Shares on such 500 Option Shares, an exercise of one-fourth of the originally granted Options shall result in the purchase (after the payment of the exercise price) of 150 Shares in order to proportionally include the resulting reinvested dividends. In the event of a noncash distribution, stock dividend, stock split recapitalization or similar transaction that affects the market value of Shares subject to an Option, then the exercise price will be adjusted to maintain the same ratio of exercise price to Fair Market Value that existed prior to such transaction.

      Each calendar year the Company shall pay the first $250 of any transaction fees or charges that are associated with investing, exercising or substituting any Option, provided that any unused part of the $250 amount may not be carried over to succeeding calendar years. Any such fees or charges in excess of $250 per calendar year shall be charged to the Participant's account(s) as directed by the Administrator.

      In addition, all Options granted under the Plan may only be exercised subject to any other terms specified in the Option Agreement. If such terms conflict with the terms of this Plan, the terms of the Option Agreement control.

10. Limitations on Option Disposition. Any Option granted under the Plan and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise assigned by the Participant other than by will or the laws of descent and distribution. Options shall not be subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

11. Limitations on Option Exercise and Distribution. In the event that the listing, registration or qualification of an Option or Shares on any securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of an Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation or liability to deliver any Shares under the Plan unless such delivery would comply


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      with all applicable laws and all applicable requirements of any securities exchange or similar entity.

12. Option Financing. Upon the exercise of any Option granted under the Plan, the Participant may instruct the Administrator to sell or deem to sell a number of Shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option.

13. Withholding of Taxes. The Administrator may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of the issuance of all or any portion of such Shares until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the Company's withholding obligation.

14. Modification of Option or Plan. At any time and from time to time, the Administrator may execute an instrument providing for the modification, extension, or renewal of any outstanding Option or the Option Plan.

15. Substitution of Option. If a Participant has been granted an Option to purchase Shares under an Option Agreement, then except as limited by the terms of the Option Agreement, the Participant may direct that the Option be converted into an Option to purchase other Shares as permitted by the Option Agreement.

      The date of such Substitution shall result in a new Award Date for purposes of determining the exercise price of the grant.

      In no event shall a Participant be permitted to make Substitutions more often than 12 times within a calendar year.

16. Administration of the Plan. The Administrator, in its sole discretion, is authorized to select the Employees and Directors who will receive Options, to determine when an Employee or Director shall be eligible to participate in the Plan, and to determine the number of Options and the number of Shares under each Option. The Board, or the person or persons appointed by the Board to serve as Administrator, shall be the Administrator of the Plan. The Administrator, in its sole discretion, is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to the Options granted under the Plan, to determine the form and content of Options to be issued under the Plan, and to make such other determinations and exercise such other power and authority as may be necessary or advisable for the administration of the Plan. No


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      fee or compensation shall be paid to any person for services as the
      Administrator (but this shall not prevent the payment of salary otherwise payable to an employee of Fortis, Inc. for other services as a Fortis, Inc. employee). The Administrator in its sole discretion may delegate and pay compensation for services rendered relating to the ministerial duties of plan administration including, but not limited to, selection of investments available under the Plan. Any determination made by the Administrator pursuant to the powers set forth herein are final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth. The Administrator shall decide any question which may arise regarding the rights of employees, Participants and beneficiaries and the amounts of their respective interests, adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan. The Administrator's interpretations and determinations under the Plan and the Option Agreement shall be conclusive and binding on all parties with an interest in the Plan. The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to assure Account records are maintained for all Participants. The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

17. Continued Employment Not Presumed. Nothing in the Plan or any document describing it nor the grant of an Option shall give any Participant the right to continue in employment with the Company or affect the right of the Company to terminate the employment of any such person, with or without cause.

18. Amendment and Termination of the Plan or Option Agreement. The Board, in its sole discretion, may amend, suspend or discontinue the Plan.

19. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

20. Severability of Provisions. Should any provision of the Plan be determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

21. Establishment of Trust. In its sole discretion, Fortis, Inc. (or any other participating employer in the Plan) may establish, in connection with the Plan, a trust, designed to be a grantor trust, within the meaning of
      Section 671 of the Code. Notwithstanding any other provision of the Plan, the assets of any such


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      trust shall remain the property of such employer and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency.

22. Designation of Beneficiary. A Participant, by filing the prescribed form with the Administrator (see Appendix B), may designate one or more beneficiaries and successor beneficiaries who shall be given the right to exercise Options in accordance with the terms of the Plan, in the event of the Participant's death. In the event the Participant does not file a form designating one or more beneficiaries, or no designated beneficiary survives the Participant, the Option shall be exercisable by the individual to whom such right passes by will or the laws or descent and distribution.

23. Unsecured Promise. The obligation of the Company to deliver Shares subject to the Options granted under this Plan constitutes an unsecured promise of the Company to fulfill such obligations and any property of the Company that may be set aside to permit it to fulfill such obligations under the Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such Options are exercised.

24. Intent. The Plan is not intended to be a plan described in Sections 401(a) or 457 of the Code. The obligation of the Company to deliver Shares subject to the Options granted under this Plan constitutes nothing more than an unsecured promise of the Company to fulfill such obligations and any property of the Company that may be set aside, to permit it to fulfill such obligations under the Plan, shall in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such Options are exercised.

********************************

      As evidence of its adoption of the Plan, Fortis, Inc. has caused this instrument to be signed by its officer of representative duly authorized on this 17th day of March, 2003.

                                    Fortis, Inc.



                                    By: /s/ J. Kerry Clayton
                                        ____________________________
                                            J. Kerry Clayton

                                    Title: President and CEO




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APPENDIX A

SHARES AVAILABLE TO THE COMPANY FOR GRANT OR SUBSTITUTION


Description

The Hartford Fund Family (to be removed as of 1/1/04)

AIM Family of Funds

Fidelity Advisor Funds

Putnam Fund Family

Warburg Pincus Fund Family

Janus Fund Family

Vanguard Fund Family

American Century Fund Family

One Group Ultra Short Term Fund





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APPENDIX B

BENEFICIARY DESIGNATION FOR INVESTMENT PLAN

I direct that, upon my death, any amount payable to me under the Fortis Investment Plan shall be paid to the following person(s) as my primary beneficiary (beneficiaries):

--------------------------------------------------------------------------------
Name                                Address                        Relationship

--------------------------------------------------------------------------------
Name                                Address                        Relationship

If, upon my death, no primary beneficiary is living, such amount shall be paid to the following person(s) as my contingent beneficiary(ies):

--------------------------------------------------------------------------------
Name                                Address                        Relationship

--------------------------------------------------------------------------------
Name                                Address                        Relationship

If I have designated more than one primary beneficiary, the amount payable shall be equally divided among my primary beneficiaries who are living at the time of my death unless I have specified otherwise on this form. If, upon my death, there is no primary beneficiary living, and if I have named more than one contingent beneficiary, the amount shall be equally divided among my contingent beneficiaries who are living at the time of my death unless I specify otherwise on this form.

The foregoing beneficiary designation revokes any and all prior designation(s), and shall remain in effect until such time as I may have filed another beneficiary designation with Fortis, Inc., bearing a more recent date.

                                    By:
---------------------------               -------------------------
Witness                                   Signature


                                          -------------------------
                                          Print Name

                                    Date:
                                          -------------------------




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